UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 July 27, 1998

                                HealthRite, Inc.

     Delaware                                      13-3714405
State of Incorporation                       I.R.S. Employer I.D. No.


                  11445 Cronhill Drive, Owings Mills, MD 21117
              (Address of principal executive offices & zip code)


                                 (410) 581-8042
               (Registrant's telephone number, include area code)

                                 Not Applicable
          (Former name or former address if changed since last report)

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Item 5. Other Events

On July 24, 1998 HealthRite, Inc. (the "Company") closed a Private Placement Offering of 880,000 shares of its common stock that will net the Company approximately $1,035,000. The proceeds will be used for working capital, Medidfast Take Shape brand support, matching of bank financing for the building expansion of the Montana Naturals Int'l., Inc. facilities and upgrade of the Company's information system necessary for ongoing operations. The working captial portion will include partial payment of advertising commitments and employment contracts entered into by prior management and replacement of cash taken by management immediately prior to their departure.

Officers and Directors of the Company purchased 37% of the offering, Pure World, Inc. (Nasdaq: PURW) purchased 45%, and qualified individual investors purchased the remaining 18%. The Company retains the voting rights for two years.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date ____________________                              ________________________
                                                       Bradley T. MacDonald
                                                       Chairman & CEO